SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2018

CLIFTON BANCORP INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015

(Address of principal executive offices) (Zip Code)

(973) 473-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

This Current Report on Form 8-K is being filed to disclose certain information regarding litigation related to the proposed transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of November 1, 2017, by and between Clifton Bancorp Inc. (“Clifton”) and Kearny Financial Corp. (“Kearny”), pursuant to which Clifton will merge with and into Kearny (the “Merger”).

As previously disclosed, on February 16, 2018, Paul Parshall, a purported stockholder of Clifton, filed a putative class action lawsuit in the United States District Court for the District of New Jersey, captioned Parshall v. Clifton Bancorp Inc., et al. (2:18-cv-02273-SDW-CLW), against Clifton, the members of Clifton’s Board of Directors and Kearny on behalf of all of Clifton’s public stockholders. The relief sought in the lawsuit includes preliminary and permanent injunction against the consummation of the Merger, rescission or rescissory damages if the Merger is completed, costs and attorney’s fees.

On March 9, 2018, Mr. Parshall filed a voluntary notice of dismissal without prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: March 14, 2018	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer